UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 17, 2020

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD

21244

(Address of Principal Executive Offices)

(443) – 407 7564

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Emerging growth company [X]

Explanatory Note: We are filing an amended current report in order to include a schedule in exhibit 10.1. that is no longer considered commercially sensitive information.

Item 1.01 Entry into a Material Definitive Agreement

Effective September 17, 2020, Slinger Bag Americas Inc., a wholly-owned subsidiary of Slinger Bag Inc. (the “Company”), entered into a distribution agreement (the “Agreement”) with Dunlop International Europe Ltd (“Dunlop”) that makes Dunlop the Company’s exclusive distributor in Austria, Belgium, France, Germany, Italy, Luxembourg, The Netherlands, Portugal and Spain of Slinger Bag’s line of products, including, but not limited to, tennis ball launcher devices, tennis ball launcher accessories, sports bags, tennis balls tennis court accessories and other tennis related products to be marketed by the Company through the end of 2025. Pursuant to the Agreement, Dunlop has committed to purchase for distribution a minimum of 120,000 Slinger Bag Tennis Ball Launchers through the end of 2025.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by the terms of the Agreement attached as an exhibit hereto.

Item 7.01 Regulation FD Disclosure

On September 22, 2020, the Company issued a press release announcing the entry into the Agreement with Dunlop. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1 Distribution Agreement with Dunlop (portions of the exhibit have been omitted)

99.1 Press Release of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc.
a Nevada corporation

Dated: September 29, 2020	By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer and Sole Director

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